As filed with the Securities and Exchange Commission on August 5, 2025

 Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Hoth Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	82-1553794
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1177 Avenue of the Americas, 5th Floor, Suite 5066

New York, New York 10036

(Address of Principal Executive Offices) (Zip Code)

Hoth Therapeutics, Inc.

Amended and Restated 2022 Omnibus Equity Incentive Plan

(Full title of the plan)

Robb Knie
Chief Executive Officer
Hoth Therapeutics, Inc.
1177 Avenue of the Americas, 5th Floor, Suite 5066

New York, New York 10036

(Name and address of agent for service)

(646) 756-2997

(Telephone number, including area code, of agent for service)

With a copy to:

Richard A. Friedman, Esq.
Nazia J. Khan, Esq.
Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10012

Telephone: (212) 653-8700

Facsimile: (212) 653-8701

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Hoth Therapeutics, Inc. (the “Company”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering additional shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), under the Hoth Therapeutics, Inc. Amended and Restated 2022 Omnibus Equity Incentive Plan (as amended, the “2022 Plan”). On August 5, 2025, shareholders of the Company approved an amendment to the 2022 Plan to increase the number of shares reserved for issuance thereunder to 3,091,317 shares from 1,091,317 shares (the “Plan Amendment”). As such, this Registration Statement registers 2,000,000 additional shares of Common Stock available for issuance under the 2022 Plan as a result of the approval of the Plan Amendment by shareholders of the Company.

The Company previously filed with the Securities and Exchange Commission registration statements on Form S-8 on July 1, 2022, August 21, 2023 and August 16, 2024 (File Nos. 333-265984, 333-274125 and 333-281610, respectively) (the “Prior Registration Statements”) registering shares of Common Stock issuable under the 2022 Plan. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except for Items 3 and 8, which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Company with the SEC pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

●	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025;

●	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 12, 2025;

●	The Company’s Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed with the SEC on January 24, 2025, February 7, 2025, March 25, 2025, April 15, 2025, May 2, 2025, May 16, 2025, June 9, 2025, June 20, 2025 and August 5, 2025;

●	The Company’s definitive proxy statement on Schedule 14A filed with the SEC on June 16, 2025;

●	The description of the Company’s Common Stock which is contained in the Company’s Registration Statement on Form 8-A filed on February 6, 2019 (File No. 001-38803) under the Exchange Act, including any amendments or reports filed with the SEC for the purpose of updating such description; and

●	All other reports and documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 8. EXHIBITS.

See the attached Exhibit Index on the page immediately following the signature pages hereto, which is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of August, 2025.

Hoth Therapeutics, Inc.

By:	/s/ Robb Knie
Robb Knie
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ David Briones
David Briones
Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Robb Knie, with full power of substitution, his or her true and lawful attorney-in-fact to act for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do in person, hereby ratifying and confirming all that said attorneys-in-fact or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robb Knie	Chief Executive Officer, President and Director	August 5, 2025
Robb Knie	(Principal Executive Officer)

/s/ David Briones	Chief Financial Officer	August 5, 2025
David Briones	(Principal Financial and Accounting Officer)

/s/ Wayne Linsley	Director	August 5, 2025
Wayne Linsley

/s/ David B. Sarnoff	Director	August 5, 2025
David B. Sarnoff

/s/ Chris Camarra	Director	August 5, 2025
Chris Camarra

/s/ Jeff Pavell	Director	August 5, 2025
Jeff Pavell

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EXHIBIT INDEX

Exhibit Number	Description
4.1	Specimen Stock Certificate evidencing shares of common stock (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on December 14, 2018)
5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1	Hoth Therapeutics, Inc. Amended and Restated 2022 Omnibus Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-8 filed with the SEC on August 21, 2023)
10.2	Amendment No. 1 to Hoth Therapeutics, Inc. Amended and Restated 2022 Omnibus Equity Incentive Plan (Incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-8 filed with the SEC on August 16, 2024 )
10.3*	Amendment No. 2 to Hoth Therapeutics, Inc. Amended and Restated 2022 Omnibus Equity Incentive Plan
10.4	Form of Incentive Stock Option Award pursuant to the Hoth Therapeutics, Inc. Amended and Restated 2022 Omnibus Equity Incentive Plan (Incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-8 filed with the SEC on August 21, 2023)
10.5	Form of Nonqualified Stock Option Award pursuant to the Hoth Therapeutics, Inc. Amended and Restated 2022 Omnibus Equity Incentive Plan (Incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-8 filed with the SEC on August 21, 2023)
23.1*	Consent of WithumSmith+Brown, PC
23.2*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
107*	Filing Fee Table

*	Filed herewith

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